                                                                   EXHIBIT 10.27


                               SUBLEASE AGREEMENT


I.       DEFINED TERMS


Base Rent:

      MONTHS                 MONTHLY
                            BASE RENT

        1-12                 $ 56,160
       13-24                 $ 74,880
       25-36                 $ 93,600
       37-48                 $102,960
       49-60                 $107,640
       61-72                 $112,320
       73-84                 $117,000
       85-96                 $121,680
      97-108                 $126,360
     109-120                 $131,040
     121-123                 $135,720


Broker:

               Sublessor's
               Broker:            Grubb & Ellis Company Commercial
                                  Real Estate Services (Bruce M.
                                  Horton) and Colliers Parrish International

               Sublessee's
               Broker:            MacMillan, Moore & Buchanan (Dave
                                  Gray)


Commencement
Date:          December 1, 1996


Effective
Date:          September __, 1996.


                                       1.

Expiration
Date:                      February 28, 2007.


Landlord:                  Sobrato Interests II, a California general
                           partnership



Master
Lease: That certain Lease dated October 30, 1986 between Landlord, as landlord, and Sublessor, as tenant.


Permitted
Uses: General office use, developing, assembling, operating and selling computers and computer parts, accessories, manuals and software and ancillary uses.


Premises:                  That certain real property described in Exhibit A
                           attached hereto, together with the approximately
                           93,600 square foot building (the "Building") thereon known as 2231 Lawson Lane in Santa Clara,
                           California


Security
Deposit:                   $135,720


Sublessee:                 INTEGRATED SILICON SOLUTION, INC., a Delaware
                           corporation


Sublessee's
Address:                   prior to the Commencement Date:
                           680 Almanor Avenue
                           Sunnyvale, California  94086
                           Attn:     Mr. Gary Fischer
                                     Executive Vice President and Chief
                                     Financial Officer
                           Phone:  (408) 774-4612
                           Fax:    (408) 749-1977

                           as of the Commencement Date:
                           2231 Lawson Lane


                                       2.

                           Santa Clara, California
                           Attn:   Mr. Gary L. Fischer
                                     Executive Vice President and Chief
                                     Financial Officer
                           Phone:  (408) 774-4612
                           Fax:    (408) 749-1977



Sublessor:                 AMDAHL CORPORATION, a Delaware corporation


Sublessor's
Address:                   1250 East Arques Avenue
                           Mail Stop 110
                           P.O. Box 3470
                           Sunnyvale, California 94088-3470
                           Attn: Director, Corporate Real Estate
                           Phone:  (408) 746-6639
                           Fax:  (408) 746-6100


Term:                      One Hundred Twenty-Three (123) Months


Exhibits:                  Exhibit A - Premises Legal Description
                           Exhibit B - Master Lease
                           Exhibit C - Work Letter
                           Exhibit D - Permitted Hazardous Materials

Schedules:                 Schedule 1 - Electrical Equipment



                                       II.

                  THIS SUBLEASE AGREEMENT ("Sublease") is entered as of the Effective Date by and between Sublessor and Sublessee.

                  THE PARTIES ENTER this Sublease on the basis of the following facts, understandings and intentions:

                  A. Sublessor is presently a lessee of the Premises pursuant to the Master Lease by and between Landlord and Sublessor. A copy of the Master Lease, together with all exhibits and addenda thereto is attached hereto as Exhibit B.

                  B. Sublessor desires to sublease the Premises to Sublessee and Sublessee desires to sublease the Premises from


                                       3.

Sublessor on all of the terms, covenants and conditions hereinafter set forth.

         C. All of the terms and definitions in the Defined Terms section are incorporated herein by this reference.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

         1.       SUBLEASE OF PREMISES.

         2.

                  1.1 SUBLEASE. As of the Commencement Date, Sublessor shall sublease to Sublessee, and Sublessee shall sublease from Sublessor, the Premises for the Term upon all of the terms, covenants and conditions herein contained. In addition, Sublessor shall lease to Sublessee, and Sublessee shall lease from Sublessor, any and all permanent improvements ("Improvements") on the Premises constructed and/or owned by Sublessor, along with any and all mechanical and electrical equipment (the "Electrical Equipment") located in the Premises as of the Commencement Date of the Lease (which Electrical Equipment shall, in any event, include those items listed on Schedule 1 attached hereto) upon all of the terms, covenants and conditions herein contained. As used herein, "Premises" shall include the Premises, Improvements and Equipment.

                  1.2 DELAY IN DELIVERY OF PREMISES. If Sublessor, for any reason whatsoever, cannot deliver possession of the Premises to Sublessee on or before the Commencement Date, this Sublease shall not be void or voidable nor shall Sublessor be liable to Sublessee for any resulting loss or damage. However, Sublessee shall not be liable for any Rent and the Commencement Date shall not occur until the Premises are Substantially Complete (as defined in the Work Letter), except that if Sublessor's failure to Substantially Complete the Premises by the Commencement Date is attributable to any action or inaction by Sublessee (including without limitation any Sublessee Delay described in the Work Letter attached this Sublease), then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Sublessee, and Sublessor shall be entitled to full performance by Sublessee (including the payment of Rent) from the date the Premises would have been Substantially Complete but for such Sublessee Delays. Notwithstanding the foregoing, in the event that (a) Sublessee is not then in default under the terms of this Sublease beyond any applicable cure period, (b) the Premises are not Substantially Complete on or before January 31, 1997, as such date may be


                                       4.

extended for events of "Sublessee Delay" (as defined in the Work Letter) (the "Drop Dead Date"), then Sublessee, as its sole and exclusive remedy (except as provided for below), shall be entitled to terminate this Sublease by providing Sublessor with written notice thereof no later than February 15, 1997; provided that such written notice shall be null and void, and this Sublease shall continue to be in full force and effect, if Sublessor Substantially Completes the Premises within ten (10) business days of the date Sublessor receives such written notice from Sublessee. If Sublessee shall terminate this Sublease pursuant to this Section 1.2 then Sublessor shall return the Security Deposit, any prepaid Rent and any other sums previously paid by Sublessee to Sublessor in connection with this Sublease, to Sublessee within twenty (20) days thereof and any and all obligations, rights and liabilities of the parties hereto shall terminate and be forever null and void. Notwithstanding the foregoing, if the Premises are not Substantially Complete on the Drop Dead Date and Sublessee does not terminate this Sublease as provided for above, then interest will accrue from the date such amounts were delivered to Sublessor to the date the Premises are Substantially Complete at a rate equal to eight percent (8%) per annum on an amount equal to the sum of the first month's Base Rent, the Security Deposit and the Cash Payment (as defined in Section 5.a. of the Work Letter), and the Sublessee's obligation to pay the next installment of Base Rent coming due hereunder shall be credited by the amount of such interest. If Sublessee does terminate this Sublease based on the failure of Sublessor to deliver the Premises to Sublessee by the Drop Dead Date, Sublessor shall pay Sublessee interest on all sums previously paid by Sublessee to Sublessor in connection with the Sublease from the date delivered to Sublessor until the date Sublessor returns such previously paid sums to Sublessee with interest thereon as required hereunder.

                 1.3 EARLY ENTRY. Notwithstanding anything to the contrary herein, provided that the written consent of Landlord to this Sublease has been received by Sublessor and Sublessee, Sublessee shall have the right to occupy the Premises five (5) business days prior to the Commencement Date for the purpose of installing furniture, cabling and personal property on the Premises and Sublessee's contractor shall be allowed to enter the Premises fifteen (15) business days prior to the Commencement Date for the purpose of installing data and telephone lines, provided that: (i) Sublessee's early entry shall not interfere with any of Sublessor's activities on the Premises during such period;
(ii) Sublessee shall give Sublessor written notice of such entry at least five
(5) days in advance; (iii) such entry on the Premises shall be of the terms of this Sublease, except that Sublessee shall not be required to pay any monthly Base Rent


                                       5.

hereunder during any period of early entry if Sublessee is not conducting Sublessee's business on the Premises; (iv) during the last five (5) business days of early occupancy, Tenant shall arrange to have all utilities services, including but not limited to storm and sanitary sewer service, gas, electric, domestic and irrigation water and trash billed directly to Sublessee for payment or, at Landlord's option, reimburse Sublessor for the cost thereof (provided that, if Sublessor continues to occupy the Premises during the last five (5) business days prior to the Commencement Date, then the cost of such utilities during such five (5) business day period shall be equitably proportioned between Sublessor and Sublessee, acting in good faith, in proportion to the proportionate use of such utilities between the parties); and (v) Sublessee shall provide Sublessor before such early entry with certificates of the insurance required of Sublessee pursuant to the terms of this Sublease.

         1        CONDITION OF PREMISES.

                  2.1 PHYSICAL CONDITION. As of the Effective Date, Sublessee acknowledges that Sublessee shall have conducted Sublessee's own investigation of the Premises and the physical condition thereof, including accessibility and location of utilities, improvements, existence of hazardous materials, including but not limited to asbestos, asbestos containing materials, polychlorinated biphenyls (PCB) and earthquake preparedness, which in Sublessee's judgment affect or influence Sublessee's use of the Premises and Sublessee's willingness to enter this Sublease. Sublessee recognizes that Sublessor would not sublease the Premises except on an "as is" basis and acknowledges that Sublessor has made no representations of any kind in connection with improvements or physical conditions on, or bearing on, the use of the Premises. Sublessee shall rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor, express or implied. Sublessee further recognizes and agrees that neither Sublessor nor Landlord shall be required to perform any work of construction, alteration or maintenance of or to the Premises, except as is provided for in this Sublease or in Exhibit C attached hereto. The foregoing is not intended to and shall not limit or affect any maintenance or repair or restoration obligations of Landlord under the Master Lease. Notwithstanding anything to the contrary herein, the cost of any repairs or replacements other than normal maintenance ("Special Repair Costs") necessary for the four (4) existing air conditioning units on the Premises shall be dealt with in the following manner: (i) any portion of such Special Repair Costs equal to or less than Thirty Thousand Dollars in any calendar year shall be the responsibility of Sublessee and shall be paid by Sublessee to


                                       6.

Sublessor as additional rent at the next time Base Rent is due hereunder, and
(ii) if any portion of Such Special Repair Costs exceeds Thirty Thousand Dollars ($30,000) in any calendar year, then Sublessee shall be responsible only for the portion of such excess cost equal to Sublessee's Share (as defined below), which amount shall be paid by Sublessee to Sublessor as additional rent at the next time Base Rent is due hereunder. The remaining portion of such excess cost shall be paid by Sublessor. "Sublessee's Share" shall be calculated by multiplying the portion of such Special Repair Costs in excess of Thirty Thousand Dollars ($30,000) by a fraction, the numerator of which is the number of months remaining in the Term of this Sublease at the time the Special Repair Cost is incurred and the denominator of which shall be 240.

                 2.2 FURTHER INSPECTION. Sublessee represents and warrants to Sublessor that as of the Effective Date Sublessee shall examine and inspect all matters with respect to taxes, income and expense data, insurance costs, bonds, permissible uses, the Master Lease, zoning, covenants, conditions and restrictions and all other matters which in Sublessee's judgment bear upon the value and suitability of the Premises for Sublessee's purposes. Sublessee has and will rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor, express or implied. Nothing in this
Section 2.2 is meant to diminish in any way Sublessee's rights under the Work Letter to review the Sublessee Improvements (as defined in the Work Letter) and create a "punch list" of non-conforming items or the obligation of Sublessor to correct such non-conforming items.

         1       SUBLEASE SUBJECT TO MASTER LEASE.

                 3.1 INCLUSIONS. It is expressly understood, acknowledged and agreed by Sublessee that all of the other terms, conditions and covenants of this Sublease shall be those stated in the Master Lease except as excluded in
Section 3.b herein. Sublessee shall be subject to, bound by and comply with all of said Articles and Sections of the Master Lease with respect to the Premises and shall satisfy all applicable terms and conditions of the Master Lease relating to the Premises for the benefit of both Sublessor and Landlord, it being understood and agreed that wherever in the Master Lease the word "Tenant" appears, for the purposes of this Sublease, the word "Sublessee" shall be substituted, and wherever the word "Landlord" appears, for the purposes of this Sublease, the word "Sublessor" shall be substituted; and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Sublessee or upon the failure of Sublessee to pay Rent (as hereinafter defined) or


                                       7.

comply with any of the provisions of this Sublease, Sublessor may exercise any and all rights and remedies granted to Landlord by the Master Lease. In the event of any conflict between this Sublease and the Master Lease, the terms of this Sublease shall control between Sublessor and Sublessee. It is further understood and agreed that Sublessor has no duty or obligation to Sublessee under the aforesaid Articles and Sections of the Master Lease other than to perform the obligations of Sublessor as lessee under the Master Lease during the Term of this Sublease. Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of Landlord, said provisions shall be construed to require the written consent of both Landlord and Sublessor, except as expressly provided to the contrary herein. Sublessee hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof not due to a default by Sublessor thereunder shall likewise terminate this Sublease. The terms of the Work Letter attached hereto as Exhibit C are hereby incorporated herein by reference hereto.

                 3.2 EXCLUSIONS. The terms and provisions of the following Sections and portions of the Master Lease are not incorporated into this
Sublease: the initial paragraphs entitled "Parties," "Grant," "Premises," "Use," "Term," "Late Charge," 1, the first sentence of Section 2 of the Master Lease, the last sentence of Section 3, the clause " ..., IN THE EVENT LANDLORD SHALL FAIL TO RESPOND WITHIN SUCH PERIOD, SUCH ALTERATIONS OR ADDITIONS WILL BE DEEMED TO HAVE BEEN CONSENTED TO BY LANDLORD" on the ninth, tenth and eleventh lines of
Section 4, the second and the last sentence of Section 4, the third sentence of the first paragraph of Section 6, Section 10, the second sentence of Section 12, 19, the second sentence of Section 20, 21, the fourth sentence of Section 22, 23, Section 25, 30, 31, 32, 33 and the fifth sentence of Section 35.

                 3.3 TIME FOR NOTICE. The time limits provided for in the provisions of the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be, within the time limit relating thereto contained in the Master Lease. If the Master Lease allows only five (5) days or less for Sublessor to perform any act, or to undertake to


                                       8.

perform such act, or to correct any failure relating to the Premises or this Sublease, then Sublessee shall nevertheless be allowed three (3) business days to perform such act, undertake such act and/or correct such failure.

                 1      LANDLORD'S OBLIGATIONS. It shall be the obligation of
Landlord to (i) provide all services to be provided by Landlord under the terms of the Master Lease and (ii) to satisfy all obligations and covenants of Landlord made in the Master Lease. Sublessee acknowledges that Sublessor shall be under no obligation to provide any such services or satisfy any such obligations or covenants to the extent such obligations or covenants are not expressly assumed by Sublessor hereunder; provided, however, Sublessor, upon written request of Sublessee, shall diligently attempt to enforce all obligations of Landlord under the Master Lease. If, after receipt of written request from Sublessee, Sublessor shall fail or refuse to take action for the enforcement of Sublessor's rights against Landlord with respect to the portion of the Premises then occupied by Sublessee ("Action"), Sublessee shall have the right to take such Action in its own name and at Sublessee's own expense, and for that purpose and only to such extent, all of the rights of Sublessor as tenant under the Master Lease are hereby conferred upon and assigned to Sublessee, and Sublessee shall be subrogated to such rights to the extent that the same shall apply to the portion of the Premises then occupied by Sublessee. If any Action against Landlord in Sublessee's name shall be barred by reason of lack of privity, nonassignability or otherwise, Sublessee may take such Action in Sublessor's name but at Sublessee's expense; provided that Sublessee has obtained the prior written consent of Sublessor, which consent shall not be unreasonably withheld; and provided, further, that Sublessee shall indemnify, protect, defend by counsel reasonably satisfactory to Sublessor and hold Sublessor harmless from and against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) which Sublessor may incur or suffer by reason of such Action, except to the extent incurred or suffered by reason of Sublessor's negligent acts or omissions. Sublessor hereby agrees to perform its obligations as tenant under the Master Lease if and to the extent those obligations are not assumed by Sublessee pursuant to the terms of this Sublease. If a default by Landlord under the terms of the Master Lease, or any of the terms of the Master Lease (including but not limited to Section 20 thereof) shall result in the excuse of Sublessor from the performance of any of its obligations to be performed under the Master Lease or result in any reduction or abatement in the base rent or additional rent to be paid by Sublessor thereunder, then Sublessee shall be excused from the performance


                                       .9
of a corresponding obligation and/or shall be entitled to a corresponding reduction in or abatement of the Rent to be paid by Sublessee hereunder. All provisions of the Master Lease incorporated into this Sublease which contain obligations or covenants of Landlord shall be deemed to have been expressly assumed by Sublessor and shall be obligations and covenants of Sublessor under this Sublease.

         2       RENT.

                 5.1 BASE RENT. Upon execution hereof, Sublessee shall deliver the first month's Base Rent to Sublessor, to be applied against Sublessee's first obligation to pay Base Rent hereunder. Sublessee shall pay to Sublessor the Base Rent in advance on the first day of each month of the Term, commencing on the Commencement Date without being invoiced by Sublessor. In the event the first day of the Term shall not be the first day of a calendar month or the last day of the Term is not the last day of the calendar month, the Base Rent shall be appropriately prorated based on a thirty (30) day month. All installments of Base Rent shall be delivered to Sublessor's Address, or at such other place as may be designated in writing from time to time by Sublessor, in lawful money of the United States and without deduction or offset for any cause whatsoever.

                 5.2 NET RENTAL. Sublessee shall be responsible for Sublessee's Share of all costs and expenses of every kind and nature which may be imposed, at any time, on Sublessor pursuant to the Master Lease (except for Base Rent, as defined in the Master Lease) including, but not limited to, additional rent, operating costs, and tax costs, all as defined in the Master Lease ", but excluding any late payment charges or other costs, expenses or liabilities which Sublessor incurs under the Master Lease (i) as a result of Sublessor's breach of, or default under, the Master Lease or Sublessor's failure to perform its obligations under the Master Lease in a timely manner or (ii) which arise as a result of or in connection with Sublessor's indemnifications given under the Master Lease or Sublessor's obligation to pay attorneys' fees under the Master Lease or (iii) which are caused by or arise from the negligence or misconduct of Sublessor or its employees, agents, contractors or invitees, except to the extent that such otherwise excluded costs and expenses identified in immediately preceding clauses (i), (ii) and (iii) are caused by Sublessee's breach of, or default under, this Sublease or Sublessee's failure to perform its obligations under this Sublease in a timely manner or the negligence or misconduct of Sublessee or its employees, agents, contractors or invitees." As hereinafter used, "Rent" shall


                                      10.

include Base Rent and all additional charges to be paid by Sublessee pursuant to this Section 5.2

                 5.3 LATE PAYMENT CHARGES AND INTEREST. Any payment of Rent or other amount from Sublessee to Sublessor in this Sublease which is not paid within ten (10) days of the date due shall accrue interest from the date due until the date paid at an annual rate of ten percent (10%) (the "Interest Rate"). If any installment of Rent is not paid promptly within ten (10) days of the first of the month, or the date such amount is otherwise due, Sublessee shall pay to Sublessor a late payment charge equal to five percent (5%) of the amount of such delinquent payment of Rent, in addition to the installment of Rent then owing. This Section 5 shall not relieve Sublessee of Sublessee's obligation to pay any amount owing hereunder at the time and in the manner provided.

         1       SECURITY DEPOSIT. Upon execution hereof, Sublessee shall
deposit the Security Deposit with Sublessor. The Security Deposit shall secure Sublessee's obligations under this Sublease to pay Base Rent and other monetary amounts, to maintain the Premises and repair damages thereto, to surrender the Premises to Sublessor in clean condition and repair upon termination of this Sublease and to discharge Sublessee's other obligations hereunder. Sublessor may use and commingle the Security Deposit with other funds of Sublessor. If Sublessee fails to perform Sublessee's obligations hereunder, Sublessor may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Sublessee's unperformed obligations. If Sublessor does so apply any portion of the Security Deposit, Sublessee's failure to remit to Sublessor a sufficient amount in cash to restore the Security Deposit to the original amount within five (5) days after receipt of Sublessor's written demand to do so shall constitute an event of default. Upon termination of this Sublease, if Sublessee is not then in default beyond any applicable cure period in all of Sublessee's obligations hereunder, Sublessor shall return the entire Security Deposit to Sublessee; if Sublessee is in default of one or more provisions of the Sublease beyond any applicable cure period(s), then Sublessor shall return whatever amount remains of the Security Deposit after Sublessor applied all or a portion of the Security Deposit to cure such default(s), to Sublessee, in both cases, without payment of interest and in accordance with the terms of California Civil Code Section 1950.7 or any successor statute thereto.


         2       USE. The Premises is to be used for the Permitted Uses, and for no other purpose or business without the prior written consent of Sublessor. In no event shall the Premises


                                      11.

be used for a purpose or use prohibited by the Master Lease.

         3        ALTERATIONS. Sublessee shall not make or suffer
to be made any alterations, additions or improvements (collectively "Alterations") in, on, or to the Premises without the prior written consent of Sublessor which consent shall not be unreasonably withheld; provided, however, that Sublessor agrees not to withhold Sublessor's consent to any Alteration which has already been consented to in writing by Landlord. Sublessor will not respond to Sublessee's request for approval of an Alteration until Sublessor has sought and received Landlord's approval or disapproval of such Alteration (if Landlord's consent to such Alteration is required under the Master Lease). Notwithstanding the foregoing, Sublessee shall have the right, without need for the prior written consent of Sublessor, to make non-structural Alterations which do not affect the Building systems and cost less than Fifteen Thousand Dollars ($15,000) each to build and install, provided that such Alterations are otherwise installed in accordance with the terms of this Section 8. Any Alterations Sublessee is permitted to make shall be made by Sublessee at Sublessee's sole cost and expense, and Sublessee shall notify Sublessor at least five (5) business days in advance of the same so that Sublessor may post appropriate notices of nonresponsibility. Upon the expiration or sooner termination of this Sublease, Sublessee shall, at Sublessee's sole cost and expense, forthwith and with all due diligence, at Sublessee's sole cost and expense, repair and restore the Premises to their condition as of the Commencement Date of this Sublease, together with any Alterations which are not required to be removed by Sublessor pursuant to the terms of this Sublease, ordinary wear and tear, Hazardous Materials not caused by Sublessee, changes to the Premises due to Condemnation thereof and damage to the Premises by an act of God or casualty excepted. In addition, upon the expiration or earlier termination of this Sublease, to the extent only that: (i) Landlord has required the removal of an Alteration and Landlord has the right under the Master Lease to require such removal or (ii) (a) Sublessor has exercised any right Sublessor may now or hereafter possess to reoccupy the Premises after the expiration or earlier termination of this Lease (and provided Sublessee with written evidence of a binding obligation to do so), and (b) Sublessor informed Sublessee in writing at the time consent for such Alteration was given or written notice thereof was received by Sublessor that removal of such Alteration would be required in the event of (a), then Sublessee shall, at Sublessee's sole expense, forthwith and with due diligence, remove any such Alteration from the Premises upon the expiration or earlier termination of this Sublease. Nothing in this
Section 8 shall be deemed to require Sublessee to remove any Alterations which were made to the Premises by a party other


                                      12.

than Sublessee or a Sublessee Party prior to the Commencement Date of this Sublease. Under no circumstances shall Sublessee be required to remove the improvements constructed and/or installed in the Premises pursuant to the Work Letter attached as Exhibit C attached hereto. Sublessor and Sublessee agree to cooperate with each other in good faith to minimize the costs of restoration of the Premises at the expiration or earlier termination of this Sublease.

                  9.       DAMAGE AND DESTRUCTION.

                           9.1     TERMINATION OF MASTER LEASE.  If the Premises
is damaged or destroyed and Landlord exercises any option it may have to terminate the Master Lease, this Sublease shall terminate as of the date of the termination of the Master Lease. If Sublessor has the option to terminate the Master Lease due to an event of damage or destruction to the Premises and Sublessee is not then in default (following Sublessor's notice to Sublessee and the expiration without cure of the applicable cure period provided for in
Section 15 of the Master Lease, which has been incorporated herein) hereunder, then Sublessor shall promptly give Sublessee notice of such option and shall exercise such option only if so directed by Sublessee within ten (10) business days of receipt thereof, subject to the relevant provisions of the Master Lease; provided, however, that in the event that the Master Lease shall be terminable by Sublessor pursuant to its terms, yet Sublessee shall direct Sublessor to refrain from terminating the Master Lease, Sublessor shall nonetheless have the right to terminate the Master Lease and this Sublease and all of the obligations of Sublessor under both if Landlord has agreed in writing to (i) release Sublessor from all obligations and liabilities under the Master Lease; and (ii) continue this Sublease in full force and effect as a direct lease between Landlord and Sublessee upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof. If Landlord so consents, Sublessee shall (a) attorn to Landlord in connection with any such voluntary termination and shall execute an attornment agreement in such form as may reasonably be requested by Landlord; provided, however, that the attornment agreement does not materially adversely affect the use by Sublessee of the Premises in accordance with the terms of this Sublease, materially increase Sublessee's obligations under this Sublease or materially decrease Sublessee's rights under this Sublease, and (b) release Sublessor from all obligations and liabilities under this Sublease arising from and after the termination of the Master Lease and Sublessor shall return to Sublessee the Security Deposit and any unearned amounts prepaid to Sublessor by Sublessee pursuant to this Sublease.


                                       13.

                           9.2      CONTINUATION OF SUBLEASE.  If the Master
Lease is not terminated following any damage or destruction as provided above, this Sublease shall remain in full force and effect; provided, however, that the Rent due hereunder shall be abated to the extent and in proportion to the reduction in base rent and additional rent due under the Master Lease pursuant to the terms thereof. Sublessee shall be obligated to repair its Alterations to substantially the condition they were in prior to such damage or destruction, and Sublessor shall diligently enforce any obligation of Landlord to rebuild the Premises in accordance with the Master Lease.

                  10.      EMINENT DOMAIN.

                           10.1     TOTAL CONDEMNATION.  If all of the Premises
is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose ("Condemned" or "Condemnation"), this Sublease shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted to the date of termination.

                           10.2     PARTIAL CONDEMNATION.  If any portion of the
Premises is Condemned, and Landlord exercises any option to terminate the Master Lease, this Sublease shall automatically terminate as of the date of the termination of the Master Lease. If Sublessor has the option to terminate the Master Lease and Sublessee is not then in default (following Sublessor's notice to Sublessee and the expiration without cure of the applicable cure period provided for in Section 15 of the Master Lease, which has been incorporated herein) hereunder, Sublessor shall promptly give Sublessee notice of such option and shall exercise such option only if so directed by Sublessee within ten (10) business days of receipt thereof, subject to the relevant provisions of the Master Lease and further provided that such partial condemnation renders the Premises unusable for Sublessee's business, as reasonably determined by Sublessor and Sublessee. Sublessor and Sublessee agree to cooperate with each other to determine in good faith if the remaining portion of the Premises is suitable for the continued conduct of Sublessee's business therein. In the event that the Master Lease shall be terminable by Sublessor pursuant to its terms, yet Sublessee shall direct Sublessor to refrain from terminating the Master Lease, Sublessor shall nonetheless have the right to terminate the Master Lease and this Sublease and all of the obligations of Sublessor under both if Landlord has agreed in writing to (i) release Sublessor from all obligations and liabilities under the Master Lease; and (ii) continue this Sublease in full force and effect as a direct lease between Landlord and Sublessee upon and subject to all of the terms, covenants and conditions of this Sublease for the


                                      14.

balance of the Term hereof. If Landlord so consents, Sublessee shall (a) attorn to Landlord in connection with any such voluntary termination and shall execute an attornment agreement in such form as may reasonably be requested by Landlord; provided, however, that the attornment agreement does not materially adversely affect the use by Sublessee of the Premises in accordance with the terms of this Sublease, materially increase Sublessee's obligations under this Sublease or materially decrease Sublessee's rights under this Sublease, and (b) release Sublessor from all obligations and liabilities under this Sublease arising from and after the termination of the Master Lease and return to Sublessee the Security Deposit and any unearned amounts prepaid to Sublessor by Sublessee pursuant to this Sublease. If this Sublease is not terminated following any such Condemnation, this Sublease shall remain in full force and effect and Sublessor shall diligently enforce any rights under the Master Lease to require Landlord to rebuild the Premises. Base Rent shall be equitably adjusted to take into account interference with Sublessee's ability to conduct its operations on the Premises as a result of the Premises being Condemned. Sublessee hereby waives the provisions of California Code of Civil Procedure Section 1265.130 permitting a court of law to terminate this Sublease.

                           10.3     SUBLESSEE'S AWARD.  Subject to the
provisions of the Master Lease, Sublessee shall have the right to recover from the condemning authority, but not from Sublessor, such compensation as may be separately awarded to Sublessee in connection with Sublessee's trade fixtures, Alterations, and any reasonable structures and improvements created by Sublessee upon the Premises which Sublessee is entitled to remove upon the expiration of the Term hereof. Sublessee shall also be entitled to any and all expenses paid or to be paid by the condemnor for moving Sublessee's equipment, Alterations and furniture.

                  11.      INSURANCE.

                           11.1     ADDITIONAL INSUREDS.  All insurance policies
required to be carried by Sublessee, pursuant to the Master Lease, shall contain a provision whereby Sublessor and Landlord are each named as additional insureds under such policies.

                           11.2     INSURANCE PROCEEDS.  Whenever provisions in
the Master Lease which have been incorporated into this Sublease limit some obligation of Sublessor if Landlord would have insurance proceeds available, the term "Landlord" shall be deemed to refer to both Landlord and Sublessor, notwithstanding any provision to the contrary in this Sublease.


                                      15.

                 11.3 WAIVER OF SUBROGATION. To the extent agreed to by Landlord in Landlord's consent to this Sublease, the waiver of subrogation provision incorporated into the Sublease by reference, which is set forth in the third grammatical paragraph of Section 6 of the Master Lease, commencing with the second sentence and continuing through the end of the third grammatical paragraph, shall supersede any conflicting provision in the Master Lease and/or this Sublease. Notwithstanding the foregoing, as between Sublessor and Sublessee such waiver of subrogation shall supersede any conflicting provision in the Master Lease and/or the Sublease except in a circumstance in which Sublessor incurs loss, cost, expense or damage under the Master Lease because of the failure of the waiver to subrogation to supersede inconsistent provisions in the Master Lease. The waiver of subrogation that is contained in the Master Lease, as expanded hereunder, will run between the Landlord and the Sublessee, as well as between the Landlord and the Sublessor. Landlord, by its execution of the consent following this Sublease, specifically consents to the foregoing provision concerning the waiver of subrogation.

         12.     BROKERAGE COMMISSION.

                 12.1 SUBLESSOR'S OBLIGATIONS. Sublessor shall pay a brokerage commission to Sublessor's Broker for Sublessee's subletting of the Premises as provided for in a separate agreement between Sublessor and Sublessor's Broker. Sublessor warrants for the benefit of Sublessee that its sole contact with Sublessee in connection with this transaction has been directly with Sublessee, Sublessor's Broker and Sublessee's Broker. Sublessor further warrants for the benefit of Sublessee that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Sublessor with respect to the other party or the Premises. Sublessor shall indemnify, defend by counsel acceptable to Sublessee and hold Sublessee harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim through Sublessor for a fee or commission by any broker or finder, other than any claims by Sublessor's Broker, in connection with the Premises and this Sublease.

                 12.2 SUBLESSEE'S REPRESENTATIONS AND WARRANTIES AND INDEMNITY. Sublessee warrants for the benefit of Sublessor that its sole contact with Sublessor or the Premises in connection with this transaction has been directly with Sublessor, Sublessor's Broker and Sublessee's Broker. Sublessee further warrants for the benefit of Sublessor that no other broker or finder can properly claim a right to a commission or a


                                      16.

finder's fee based upon contacts between the claimant and Sublessee with respect to the other party or the Premises. Sublessee shall indemnify, defend by counsel acceptable to Sublessor and hold Sublessor harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim through Sublessee for a fee or commission by any broker or finder, other than any claims by Sublessee's Broker, in connection with the Premises and this Sublease.

                  13. SUBLESSEE'S INDEMNITY. Except to the extent caused by the negligence or willful misconduct or breach of this Sublease or the Master Lease of Sublessor or Sublessor's Parties, Sublessee shall defend, indemnify and hold harmless Sublessor, its partners, employees, and agents, and Landlord, from and against any and all claims, liabilities, suits, judgments, awards, damages, losses, fines, penalties, costs and expenses, including reasonable attorney's fees, that Sublessor, its partners, employees and agents, and Landlord may suffer, incur or be liable for by reason of or arising out of or related to the breach by Sublessee of any of the duties, obligations, liabilities or covenants applicable to Sublessee hereunder. This indemnification shall survive termination of this Sublease.

                  14. RIGHT TO CURE SUBLESSEE'S DEFAULTS. If Sublessee shall at any time fail to make any payment or perform any other obligation of Sublessee hereunder, then Sublessor shall have the right, but not the obligation, after the lesser of five (5) days' notice to Sublessee or the time within which Landlord may act on Sublessor's behalf under the Master Lease, or without notice to Sublessee in the case of any emergency, and without waiving or releasing Sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys and other professionals, and incur and pay attorneys' fees and other costs reasonably required in connection therewith. Sublessee shall pay to Sublessor upon demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the Interest Rate.

                  15. HAZARDOUS MATERIALS.

                      15.1 DEFINITIONS.

                           (a) "HAZARDOUS MATERIALS". As used herein, "Hazardous
Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism


                                      17.

or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects.

                           (b) ENVIRONMENTAL LAWS. As used herein,
"Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Sublessee or the Premises.

                      15.2 SUBLESSEE'S COVENANT. Sublessee shall not cause, or allow any of Sublessee's employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (collectively, "Sublessee's Parties") to cause any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. Notwithstanding the foregoing, Sublessee shall have the right, without need for consent from Sublessor, to use on the Premises the types of Hazardous Materials described in Exhibit D attached hereto or as hereafter consented to by Sublessor, pursuant to the terms of this Section 15.2 ("Permitted Hazardous Materials"), provided that:
(i) no Permitted Hazardous Materials shall be used on the Premises in amounts in excess of the quantity thereof described in Exhibit D attached hereto, (ii) all such Permitted Hazardous Materials shall be used in compliance with all applicable Environmental Laws and in compliance with all of the terms of this Sublease (except for the need for Sublessee's consent thereto), (iii) such Permitted Hazardous Materials shall be used in a self-contained, state-of-the-art enclosed system and (iv) to the extent Sublessee wishes to use Hazardous Materials on the Premises other than the Permitted Hazardous Materials or wishes to use Permitted Hazardous Materials in quantities in excess of the amounts thereof described in Exhibit D, all such uses shall require the


                                      18.

prior written consent of Sublessor, which consent shall not be unreasonably withheld if such Permitted Hazardous Materials are incidental to the conduct of Sublessee's customary activities on the Premises. Sublessee and Sublessee's Parties shall comply with all (to the extent Sublessee has actual knowledge of such presence) Environmental Laws with respect to Hazardous Materials brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises by Sublessee or Sublessee's Parties and promptly notify Sublessor of the presence of any Hazardous Materials, other than Permitted Hazardous Materials or office and janitorial supplies as permitted above, on the Premises or any violation (to the extent Sublessee has actual knowledge of such violation) of any Environmental Law. Sublessor shall have the right to inspect the Premises and to conduct tests and investigations to determine whether Sublessee is in compliance with the foregoing provisions provided that in each instance: (i) Sublessor gives Sublessee prior written notice of such inspection at least seventy-two (72) hours in advance, (except in cases of emergency, in which case no notice shall be necessary) and (ii) Sublessor and Sublessor's agents, contractors and representatives conduct such investigation in a manner reasonably designed to limit interference to Sublessee and Sublessee's use of the Premises. If such tests indicate the presence of any environmental condition caused by Sublessee or Sublessee's Parties, Sublessee shall reimburse Sublessor for the cost of conducting such tests. The phrase "environmental condition" shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event that Sublessee or Sublessee's Parties have caused Hazardous Materials to be released, stored, disposed of or introduced to the Premises in a manner or in amounts in violation of Environmental Laws, Sublessee shall promptly take any and all steps necessary to rectify the same or shall, at Sublessee's election, reimburse Sublessor, upon demand, for the cost to Sublessor of performing rectifying work. In the event that Sublessee shall elect to rectify such violation of Environmental Law but fail to commence to do so within the time periods required by relevant governmental authorities or within a time period specified by Sublessor, in Sublessor's reasonable discretion, Sublessor shall have the right to perform such rectifying work, and Sublessee shall reimburse Sublessor for the cost thereof upon demand therefor. Nothing in this Section 15.2 shall be deemed to create a liability for or an obligation of Sublessee to remediate Hazardous Materials released or stored on the Premises prior to the Commencement Date or at any time by parties other than Sublessee or Sublessee's Parties.


                                      19.

                  15.3 SUBLESSEE'S INDEMNIFICATION. Sublessee shall indemnify, protect, defend (by counsel reasonably acceptable to Sublessor) and hold harmless Sublessor and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their respective successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of or in connection with Hazardous Materials caused to be present on, under or about the Premises by Sublessee or Sublessee's Parties. This indemnity shall include the cost of any required or necessary repair, cleanup or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Sublease. Neither the written consent by Sublessor to the presence of Hazardous Materials on, under or about the Premises nor the strict compliance by Sublessee with all Environmental Laws shall excuse Sublessee from Sublessee's obligation of indemnification pursuant hereto. Sublessee's obligations pursuant to the foregoing indemnity shall survive the termination of this Sublease.

                  15.4 SUBLESSOR'S INDEMNIFICATION. Sublessor shall indemnify, protect, defend (by counsel reasonably acceptable to Sublessee) and hold harmless Sublessee and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their respective successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of or in connection with the presence of Hazardous Materials on, under or about the Premises or other properties as a result (directly or indirectly) of Sublessor's and/or Sublessor's Parties' activities in connection with the Premises. This indemnity shall include the cost of any required or necessary repair, cleanup or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Sublease. Neither the written consent by Sublessee to the presence of Hazardous Materials on, under or about the Premises nor the strict compliance by Sublessor with all Environmental Laws shall excuse Sublessor from Sublessor's obligation of indemnification pursuant hereto. Sublessor's obligations pursuant to the foregoing indemnity shall survive the termination of this Sublease.

                  16. COVENANT OF QUIET ENJOYMENT. Subject to the termination of this Sublease due to a termination of the Master


                                      20.

Lease for reasons other than a default by Sublessor as the tenant thereunder, Sublessee shall have, hold and enjoy the Premises, subject to the terms and conditions of this Sublease, provided that Sublessee pays all rent imposed hereunder and otherwise performs all of Sublessee's covenants and agreements contained herein. The obligations of Sublessor under this Section 16 are conditioned on the receipt by Sublessor and Sublessee of the prior written consent of Landlord to this Sublease and the terms and conditions thereof.

                  17.      MISCELLANEOUS.

                           17.1     SUBLESSOR'S REPRESENTATIONS AND WARRANTIES.
To the best of Sublessor's knowledge, Sublessor represents and warrants that the Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Landlord or Sublessor, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default. Sublessor further represents and warrants that the copy of the Master Lease attached to this Sublease as Exhibit B is a true and complete copy of the Master Lease and that there are no addenda, amendments, exhibits or modifications to the Master Lease except which are attached hereto as part of Exhibit B. As used herein, "the best of Sublessor's knowledge" shall mean the actual knowledge of Jonathan Anderson as of the Effective Date, without the obligation to perform any research, investigation, due diligence or inquiry whatsoever.

                           17.2     COVENANTS OF SUBLESSOR.  Sublessor shall not
amend, terminate (except as provided for in Sections 9 and 10 hereof) or explicitly waive in writing any provisions under the Master Lease without receiving the prior written consent of Sublessee, which consent shall not be unreasonably withheld or delayed.

                           17.3     NOTICES.  Any notice or report required or
desired to be given regarding this Sublease shall be in writing, may be given
(i) by personal delivery, (ii) by facsimile, (iii) by courier service or (iv) by certified mail, return receipt requested. Any notice or report addressed to Sublessor or Sublessee at the address set froth for each in Article I of this Sublease shall be deemed to have been given (i) when delivered, if given by personal delivery, (ii) instantaneously upon confirmation of receipt of facsimile, (iii) on the business day following deposit, cost prepaid, with Federal Express or similar private carrier, (iv) on the date the U.S. Post Office certifies delivery or refusal of delivery if such notice or report was deposited in the United States mail, certified, postage prepaid,


                                      21.

and (v) in all other cases when actually received. Either party may change its address by giving notice of the same in accordance with this Section 17.3. The term "business day" shall mean a day on which the carrier used (Federal Express or other private carrier, or the U.S. Postal Service, as applicable) delivers, whether by special request or in the ordinary course of operations.

                           17.4    ENTIRE AGREEMENT.  This Sublease contains all
of the covenants, conditions and agreements between the parties concerning the Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Premises, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

                           17.5    CAPTIONS.  All captions and headings in this
Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

                           17.6    LANDLORD'S CONSENT.  This Sublease is
conditioned upon Landlord's written approval of this Sublease within thirty (30) days after the Effective Date. If Landlord refuses to consent to this Sublease, or if the thirty (30) day consent period expires, this Sublease shall terminate and neither party shall have any continuing obligation to the other with respect to the Premises; provided Sublessor shall return the Deposit, any prepaid Rent and any other sums previously paid by Sublessee to Sublessor in connection with this Sublease, if previously delivered to Sublessor, to Sublessee.

                           17.7    AUTHORITY.  Each person executing this
Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

                           17.8    ATTORNEYS' FEES.  In the event either party
shall bring any action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs as part of such action or proceeding.

                           17.9    SUBLESSOR'S RIGHT TO MATCH BIDS FOR, AND
PERFORM, PROPERTY MANAGEMENT SERVICES. On or before November 1, 1996, Sublessee shall solicit bids (the "Property management Bids") from up to three (3) property management companies reasonably satisfactory to Sublessor for the performance of the


                                      22.

property management and repair obligations of Sublessee (the "Management Obligations") during the Term of this Sublease. Sublessee shall promptly submit all of the Property Management Bids, together with written notice of Sublessee's proposed winning bid (the "Winning Bid") to Sublessor upon Sublessee's receipt thereof. Within five (5) business days after receipt of the Property Management Bids, Sublessor shall, at Sublessor's sole discretion, either (i) approve Sublessee's use of the property management company submitting the Winning Bid for the performance of the Management Obligations, which consent shall not be unreasonably withheld, or (ii) elect instead to perform the Property Management Obligations itself (or through a subsidiary of Sublessor, Amdahl Corporate Facilities) throughout the Term of the Sublease on the terms and conditions of the Winning Bid. Should Sublessor elect option (i) above, Sublessee shall provide Sublessor with a fully-executed copy of the management agreement entered into with the entity submitting the Winning Bid promptly upon execution thereof. If Sublessor shall select option (ii) above, Sublessor and Sublessee shall promptly enter into an agreement upon terms reasonably satisfactory to both parties (including without limitation a provision that Sublessee may terminate such agreement upon thirty (30) days' written notice if Sublessor or Amdahl Corporate Facilities, as relevant, fails to perform such Property Management Obligations in a manner reasonably acceptable (at, or above the facility maintenance industry average) to Sublessee) whereby Sublessor shall perform the Property Management Obligations for Sublessee throughout the Term of this Sublease.

                           17.10  ASSIGNMENT OF RIGHTS. Sublessor hereby assigns
to Sublessee, without representation or warranty, all warranties given and indemnities made by Landlord to Sublessor under the Master Lease which would reduce Sublessee's obligations hereunder, to the extent such warranties and indemnities are assignable.

                           17.11  CONSENTS. Whenever the consent of either
Sublessor or Sublessee is required under the terms of this Sublease, such consent shall not be unreasonably withheld or delayed unless expressly provided to the contrary herein.

                           17.12  EXHIBITS. All exhibits attached hereto are
incorporated herein and made a part hereof.

              IN WITNESS WHEREOF, the parties hereto have executed one (1) or more copies of this Sublease, dated as of the Effective Date.

                                   "SUBLESSOR"


                                      23.

              IN WITNESS WHEREOF, the parties hereto have executed one (1) or more copies of this Sublease, dated as of the Effective Date.

                                   "SUBLESSOR"



                                   AMDAHL CORPORATION, a Delaware
                                   corporation

                                   By:     /s/ Edward S. Hartford
                                           ----------------------------------
                                   Name:   Edward S. Hartford
                                   Title:  Vice President,
                                           Corporate Facilities



                                   "SUBLESSEE"

                                   INTEGRATED SILICON SOLUTION, INC.,
                                   a Delaware corporation

                                   By:     /s/ Gary L. Fischer
                                           ----------------------------------
                                   Name:   Gary L. Fischer
                                   Title:  Executive Vice President and
                                           Chief Financial Officer


                                   By: _______________________________
                                   Name: _____________________________
                                   Title: ____________________________


                                      24.